EXHIBIT 99.1

Crescent Financial Bancshares, Inc. Announces Financial Results for Fourth Quarter and Full Year 2011

CARY, N.C., March 6, 2012 (GLOBE NEWSWIRE) -- Crescent Financial Bancshares, Inc. (Nasdaq:CRFN), the parent company of Crescent State Bank, today reported financial results for the fourth quarter and full year of 2011. Highlights include the following:

●
Piedmont Community Bank Holdings, Inc. ("Piedmont") completed its investment of $75.0 million in Crescent Financial Bancshares, Inc. (the "Company") through the purchase of 18,750,000 shares of the Company's common stock on November 18, 2011 (the "Piedmont Investment");

●
Piedmont purchased approximately 6.1 million additional shares of the Company's common stock at $4.75 per share through a tender offer to the Company's legacy shareholders which closed on December 21, 2011 ("Tender Offer"), increasing its ownership of the Company to approximately 88% of the common shares outstanding;

●
As a result of the Piedmont Investment, the Company's Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio increased to 10.68%, 14.26% and 15.27%, respectively, as of December 31, 2011;

●
The Company's asset quality improved as total nonperforming assets decreased from $56.8 million, or 6.20% of total assets, as of September 30, 2011 to $32.3 million, or 3.87% of total assets, as of December 31, 2011;

●	The Company's balance sheet was repositioned to reduce non-core funding;

●
The Company's net interest margin improved to 3.24% in the successor period of November 19 to December 31, 2011 from 3.03% in the predecessor fourth quarter of 2010 and from 3.09% in the predecessor period of October 1 to November 18, 2011; and

●
Net loss attributable to common shareholders for the successor period of November 19 to December 31, 2011 totaled $330 thousand, or ($0.01) per share, and net loss attributable to common shareholders for the predecessor period of October 1 to November 18, 2011 totaled $260 thousand, or ($0.00) per share.

"With the investment from Piedmont, Crescent State Bank is one of the most strongly capitalized banks in the Southeast and has the financial resources to provide services to businesses, business owners, and professionals throughout its markets," stated Scott Custer, CEO of the Company and Piedmont. Mr. Custer continued, "With our investment in Crescent and the other banks Piedmont has acquired, we are building a sustainable model for community banking that will provide first-class service to our customers and improve the Company's profitability to levels expected of a stable, high performing community bank. In the short period of time since Piedmont's investment, Crescent has already experienced improved capital ratios, asset quality, liquidity, and net interest margin."

Piedmont Investment

On November 18, 2011, the Company completed the issuance and sale of 18,750,000 shares of its common stock to Piedmont for $75.0 million in cash. On December 21, 2011, Piedmont purchased approximately 6.1 million additional shares of the Company's common stock at $4.75 per share through a tender offer to the Company's legacy shareholders. As a result of the Piedmont Investment and the Tender Offer, Piedmont currently owns approximately 88% of the Company's common stock.

Financial results for the fourth quarter of 2011 were significantly impacted by the controlling investment in the Company by Piedmont. Because of the level of Piedmont's ownership and control, the Company has applied push-down accounting to reflect the nature of the Piedmont transactions. Accordingly, the Company's assets and liabilities were adjusted to estimated fair value at the acquisition date, and the allowance for loan losses was eliminated. The Company is currently within the one-year measurement period with respect to the acquisition date, and thus, future material adjustments to these purchase accounting fair value adjustments are possible. Balances and activity in the Company's consolidated financial statements prior to the Piedmont Investment have been labeled with "Predecessor Company" while balances and activity subsequent to the Piedmont Investment have been labeled with "Successor Company."

Net Interest Income

Net interest income for the period of November 19 to December 31, 2011 ("Successor Period") totaled $3.4 million while net interest income for the predecessor period of October 1, 2011 to November 18, 2011 and the predecessor quarter ended December 31, 2010 totaled $3.3 million and $6.6 million, respectively. Net interest margin increased from 3.03% in the quarter ended December 31, 2010 and from 3.09% in the predecessor period of October 1, 2011 to November 18, 2011 to 3.24% in the Successor Period. This margin improvement was primarily due to a decline in funding costs as the average rate on total interest-bearing liabilities fell from 2.46% in the quarter ended December 31, 2010 and 2.04% in the predecessor period of October 1 to November 18, 2011 to 1.41% in the Successor Period. Although the Company's net interest margin improved in the Successor Period, its elevated balance of low-yielding, interest-bearing cash weighed on net interest margin as the Company's investment portfolio restructuring was in process during this period.

Net amortization of purchase accounting fair value adjustments on interest-bearing liabilities increased net interest income by $452 thousand in the Successor Period and lowered funding costs by 0.50%. The remaining 0.13% decline in funding costs from the predecessor period of October 1 to November 18, 2011 was due to re-pricing of deposits. Average earning assets totaled $865.7 million in the Successor Period compared with $908.4 million in the quarter ended December 31, 2010 and $857.3 million in the predecessor period of October 1, 2011 to November 18, 2011.

On a year-to-date basis, net interest income for the Successor Period totaled $3.4 million while net interest income for the predecessor period of January 1 to November 18, 2011 and the predecessor year ended December 31, 2010 totaled $22.4 million and $28.5 million, respectively. Net interest margin increased from 3.18% in 2010 and 2.87% for the predecessor period of January 1 to November 18, 2011 to 3.24% in the Successor Period. Average earning assets decreased from $931.2 million in 2010 and from $921.6 million in the predecessor period of January 1 to November 18, 2011 to $865.7 million in the Successor Period. Average earning asset levels in the Successor Period were affected by the Piedmont Investment and the Company's balance sheet repositioning which reduced non-core funding.

Provision for Loan Losses and Asset Quality

Provision for loan losses for the Successor Period totaled $227 thousand while provision for loan losses for the predecessor period of October 1, 2011 to November 18, 2011 and the predecessor quarter ended December 31, 2010 totaled $2.2 million and $5.2 million, respectively. In addition, provision for loan losses for the predecessor period of January 1 to November 18, 2011 and the predecessor year ended December 31, 2010 totaled $16.7 million and $20.3 million, respectively. The loan loss provision in the Successor Period reflects estimated losses inherent in loans originated subsequent to the Piedmont Investment. The purchased loan portfolio was adjusted to fair value at acquisition and no additional impairment on purchased loans was evident during the Successor Period.

Nonperforming loans as a percentage of total loans held for investment totaled 4.14% as of December 31, 2011, which was a decline from 7.00% as of September 30, 2011 and 4.52% as of December 31, 2010. Total nonperforming assets, which include nonaccrual loans, loans past due 90 days or more and still accruing, other real estate owned and repossessed loan collateral, as a percentage of total assets as of December 31, 2011 totaled 3.87%, which was a decline from 6.20% as of September 30, 2011 and 4.74% as of December 31, 2010.

As part of an ongoing, focused effort to reduce its problem asset levels, the Company has completed various note sales to investors subsequent to December 31, 2011. The note sales included loans with carrying values totaling $11.8 million as of December 31, 2011, of which $5.3 million were classified as nonperforming.

Noninterest Income

Noninterest income for the Successor Period totaled $484 thousand while noninterest income for the predecessor period of October 1, 2011 to November 18, 2011 and the predecessor quarter ended December 31, 2010 totaled $4.5 million and $1.5 million, respectively. Prior to the Piedmont Investment, the Company began the process of restructuring its investment portfolio and recognized a $3.7 million gain on sale of securities in the predecessor period of October 1 to November 18, 2011. The securities gain in this period contrasts with a loss on sale of securities of $55 thousand in the Successor Period and a gain on sale of securities of $25 thousand in the predecessor quarter ended December 31, 2010.

On a year-to-date basis, noninterest income for the Successor Period totaled $484 thousand while noninterest income for the predecessor period of January 1 to November 18, 2011 and the predecessor year ended December 31, 2010 totaled $8.1 million and $4.9 million, respectively. Noninterest income in the predecessor period of January 1 to November 18, 2011 was significantly benefited by $4.2 million in gains on the sale of securities, primarily due to the portfolio restructuring. The Company also recorded impairment of $227 thousand on equity investments, which partially offset higher income in the same period.

Noninterest Expense

Noninterest expense for the Successor Period totaled $4.3 million while noninterest expense for the predecessor period of October 1, 2011 to November 18, 2011 and the predecessor quarter ended December 31, 2010 totaled $5.6 million and $7.0 million, respectively. Expenses in the fourth quarter of 2011, both in the predecessor and successor periods, were impacted by various non-recurring items related to the Piedmont Investment, including restructuring of the Company's management team and business lines. Severance and contract termination payments to former members of the Company's staff and executive management increased salaries and employee benefits expense by $735 thousand in the Successor Period and increased expense in the predecessor period of October 1 to November 18, 2011 by $1.6 million. Non-recurring professional expenses related to the Piedmont Investment totaled $95 thousand in the Successor Period and $298 thousand in the predecessor period of October 1 to November 18, 2011.

On a year-to-date basis, noninterest expense for the Successor Period totaled $4.3 million while predecessor period of January 1 to November 18, 2011 and the predecessor year ended December 31, 2010 totaled $27.3 million and $27.0 million, respectively. Severance and contract termination payments to former members of the Company's staff and executive management increased salaries and employee benefits expense by $735 thousand in the Successor Period and increased expense in the predecessor period of January 1 to November 18, 2011 by $1.6 million. Non-recurring professional expenses related to the Piedmont Investment totaled $95 thousand in the Successor Period and $1.0 million in the predecessor period of January 1 to November 18, 2011. Additionally, data processing costs in the predecessor period of January 1 to November 18, 2011 were impacted by $108 thousand of system conversion costs.

Income Taxes

The Company did not record any tax benefit associated with the pre-tax loss for the predecessor period of January 1 to November 18, 2011. The valuation allowance on deferred tax assets was increased by $5.4 million during the period, which represented a full reserve on the tax benefit generated by current period losses. Because of the improvement in the Company's earnings prospects following the Piedmont Investment, the Company determined that there was sufficient positive evidence to indicate that it would likely realize the full value of its deferred tax assets over time and therefore established no valuation allowance on its deferred tax assets in purchase accounting. Thus, in the Successor Period, the Company recorded a tax benefit of $520 thousand, which was based on the pre-tax loss in that period adjusted for non-taxable investment and earnings on life insurance as well as non-deductible merger costs.

Crescent State Bank is a state chartered bank operating fifteen banking offices in Cary (2), Apex, Clayton, Holly Springs, Southern Pines, Pinehurst, Sanford, Garner, Raleigh (3), Wilmington (2) and Knightdale, North Carolina. Crescent Financial Bancshares, Inc. stock can be found on the NASDAQ Global Market trading under the symbol CRFN. Investors can access additional corporate information, product descriptions and online services through the Bank's website at http://www.crescentstatebank.com.

Forward-looking Statements

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, risks associated with the ownership by Piedmont of a majority of the company's voting power, including interests of Piedmont differing from other stockholders or any change in management, strategic direction, business plan, or operations, the Company's new management's ability to successfully integrate into the Company's business and execute its business plan, local economic conditions affecting retail and commercial real estate, disruptions in the credit markets, changes in interest rates, adverse developments in the real estate market affecting the value and marketability of collateral securing loans made by the Bank, the failure of assumptions underlying loan loss and other reserves, competition and the risk of new and changing regulation. Additional factors that could cause actual results to differ materially are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

(Amounts in thousands except share and per share data and prior quarters' information may have been reclassified)

INCOME STATEMENTS (unaudited)

	Successor Company	Predecessor Company
	For the Period of	For the Period of
	November 19	October 1
	through	through	For the Three Month Period Ended
	December 31,	November 18,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2011	2010

INTEREST INCOME
Loans	$4,252	$4,439	$9,030	$9,022	$9,078	$10,020
Investment securities available for sale	313	874	1,836	1,825	1,663	1,689
Fed funds sold and other interest-earning deposits	45	7	18	28	29	9
Total Interest Income	4,610	5,320	10,884	10,875	10,770	11,718

INTEREST EXPENSE
Deposits	616	1,315	2,719	3,131	3,349	3,627
Short-term borrowings	19	21	21	21	15	31
Long-term debt	624	718	1,387	1,377	1,371	1,412
Total Interest Expense	1,259	2,054	4,127	4,529	4,735	5,070

Net Interest Income	3,351	3,266	6,757	6,346	6,035	6,648
Provision for loan losses	227	2,207	4,452	3,035	7,024	5,209
Net interest income (loss) after provision for loan losses	3,124	1,059	2,305	3,311	(989)	1,439

Non-interest income
Mortgage loan origination income	23	38	83	57	75	107
Service charges and fees on deposit accounts	217	242	470	457	447	464
Earnings on life insurance	103	112	215	216	213	223
Gain on sale of available for sale securities	(55)	3,691	236	189	101	25
Loss on impairment of nonmarketable equity securities	-	-	(48)	(179)	-	-
Gain on sale of loans	146	303	392	202	91	490
Other	50	125	96	134	115	154
Total non-interest income	484	4,511	1,444	1,076	1,042	1,463

Non-interest expense
Salaries and employee benefits	2,399	3,163	3,140	3,137	3,347	3,361
Occupancy and equipment	436	529	968	980	1,012	1,039
Data processing	241	241	447	449	420	414
FDIC deposit insurance premium	141	191	292	377	449	500
Net loss (gain) on foreclosed assets	5	64	291	1,187	159	(68)
Other loan related expense	47	235	378	460	333	492
Other	1,007	1,174	1,237	1,242	1,380	2,238
Total non-interest expense	4,276	5,597	6,753	7,832	7,100	6,992

Income (loss) before income taxes	(668)	(27)	(3,004)	(3,445)	(7,047)	(4,090)
Income taxes	(520)	-	-	-	-	433

Net income (loss)	(148)	(27)	(3,004)	(3,445)	(7,047)	(4,523)
Effective dividend on preferred stock	182	233	442	437	427	425
Net income (loss) attributable common shareholders	$(330)	$(260)	$(3,446)	$(3,882)	$(7,474)	$(4,948)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)	$(0.00)	$(0.36)	$(0.40)	$(0.78)	$(0.52)
Diluted	$(0.01)	$(0.00)	$(0.36)	$(0.40)	$(0.78)	$(0.52)

COMMON SHARE DATA

Book value per common share	$4.18	$4.16	$4.48	$4.74	$4.98	$5.76
Tangible book value per common share	$3.39	$4.10	$4.41	$4.67	$4.92	$5.69
Ending shares outstanding	28,412,059	9,662,059	9,662,059	9,664,059	9,664,059	9,664,059
Weighted average common shares outstanding - basic	28,353,053	9,587,324	9,587,324	9,586,390	9,581,390	9,581,390
Weighted average common shares outstanding - diluted	28,353,053	9,587,324	9,587,324	9,586,390	9,581,390	9,581,390

PERFORMANCE RATIOS (annualized)
Return on average assets	-0.13%	-0.02%	-1.32%	-1.47%	-2.96%	-1.85%
Return on average equity	-0.85%	-0.31%	-17.59%	-19.21%	-36.52%	-21.13%
Tax equivalent yield on earning assets	4.45%	4.95%	5.05%	4.97%	4.93%	5.24%
Cost of interest-bearing liabilities	1.41%	2.04%	2.10%	2.24%	2.33%	2.46%
Tax equivalent net interest margin	3.24%	3.09%	3.17%	2.95%	2.82%	3.03%
Efficiency ratio	111.51%	71.97%	82.34%	105.52%	100.33%	86.21%
Net loan charge-offs	0.00%	2.74%	2.64%	2.62%	2.57%	1.45%

(Amounts in thousands except share and per share data and prior years' information may have been reclassified)

INCOME STATEMENTS (unaudited)

	Successor Company	Predecessor Company
	For the Period of	For the Period of
	November 19	January 1,
	through	through	For the year ended
	December 31,	November 18,	December 31,
	2011	2011	2010

INTEREST INCOME
Loans	$4,252	$31,569	$43,420
Investment securities available for sale	313	6,198	7,326
Fed funds sold and other interest-earning deposits	45	82	34
Total Interest Income	4,610	37,849	50,780

INTEREST EXPENSE
Deposits	616	10,514	16,185
Short-term borrowings	19	78	418
Long-term debt	624	4,853	5,719
Total Interest Expense	1,259	15,445	22,322

Net Interest Income	3,351	22,404	28,458
Provision for loan losses	227	16,718	20,347
Net interest income after provision for loan losses	3,124	5,686	8,111

Non-interest income
Mortgage loan origination income	23	253	479
Service charges and fees on deposit accounts	217	1,616	1,834
Earnings on life insurance	103	756	884
Gain on sale of available for sale securities	(55)	4,217	25
Loss on impairment of nonmarketable investment	-	(227)	-
Gain on sale of loans	146	988	1,092
Other	50	470	599
Total non-interest income	484	8,073	4,913

Non-interest expense
Salaries and employee benefits	2,399	12,787	12,763
Occupancy and equipment	436	3,489	3,989
Data processing	241	1,558	1,582
FDIC deposit insurance premium	141	1,308	1,513
Net loss on foreclosed assets	5	1,701	881
Other loan related expense	47	1,406	1,704
Other	1,007	5,033	4,536
Total non-interest expense	4,276	27,282	26,968

Income (loss) before income taxes	(668)	(13,523)	(13,944)
Income taxes	(520)	-	(4,070)

Net income (loss)	(148)	(13,523)	(9,874)
Effective dividend on preferred stock	182	1,539	1,689
Net income (loss) attributable to common shareholders	$(330)	$(15,062)	$(11,563)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)	$(1.57)	$(1.21)
Diluted	$(0.01)	$(1.57)	$(1.21)

Weighted average common shares outstanding - basic	28,353,053	9,586,167	9,579,633
Weighted average common shares outstanding - diluted	28,353,053	9,586,167	9,579,633

PERFORMANCE RATIOS (annualized)
Return on average assets	-0.13%	-1.57%	-1.00%
Return on average equity	-0.85%	-20.51%	-11.18%
Tax equivalent yield on earning assets	4.45%	4.78%	5.59%
Cost of interest-bearing liabilities	1.41%	2.12%	2.67%
Tax equivalent net interest margin	3.24%	2.87%	3.18%
Efficiency ratio	111.51%	89.52%	80.81%
Net loan charge-offs	0.00%	2.53%	2.38%

(Amounts in thousands)
CONSOLIDATED BALANCE SHEETS (unaudited)

	Successor Company	Predecessor Company
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010 (a)
ASSETS
Cash and due from banks	$8,844	$9,551	$8,594	$7,986	$8,373
Interest earning deposits with banks	1,773	1,187	1,143	1,837	2,663
Federal funds sold	14,745	20,780	41,415	56,560	38,070
Investment securities available for sale at fair value	143,504	216,932	200,922	187,996	181,916
Loans held for sale	3,841	2,821	1,949	805	5,690
Loans	552,877	615,980	636,408	652,783	676,803
Allowance for loan losses	(227)	(22,601)	(22,319)	(23,485)	(20,702)
Net Loans	552,650	593,379	614,089	629,298	656,101
Accrued interest receivable	2,802	3,284	3,655	3,385	3,995
Federal Home Loan Bank stock	8,669	9,156	9,606	10,522	10,522
Bank premises and equipment	10,286	10,988	11,208	11,394	11,586
Investment in life insurance	19,261	19,068	18,873	18,677	18,483
Goodwill	20,015	-	-	-	-
Other intangibles	2,230	593	626	660	693
Deferred tax asset	30,191	4,121	5,729	7,942	7,733
Foreclosed assets	9,422	13,643	13,491	14,113	15,524
Other assets	6,270	10,458	15,616	8,383	11,669

Total Assets	$834,503	$915,961	$946,916	$959,558	$973,018

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits
Demand	$91,215	$70,739	$67,616	$59,261	$62,044
Savings	46,840	50,130	55,038	57,277	64,773
Money market and NOW	226,584	226,868	228,102	230,432	220,749
Time	309,780	338,437	363,818	378,235	376,817
Total Deposits	674,419	686,174	714,574	725,205	724,383

Short-term borrowings	-	5,000	5,000	5,000	7,000
Long-term debt	12,216	152,748	152,748	152,748	157,748
Accrued expenses and other liabilities	4,809	5,057	5,175	4,936	4,872

Total Liabilities	691,444	848,979	877,497	887,889	894,003
STOCKHOLDERS’ EQUITY
Preferred stock	24,435	23,741	23,614	23,496	23,380
Common stock	28	9,664	9,664	9,664	9,664
Warrant	1,325	2,367	2,367	2,367	2,367
Additional paid-in capital	117,434	74,734	74,700	74,668	74,634
Accumulated deficit	(174)	(46,776)	(43,643)	(40,080)	(32,917)
Accumulated other comprehensive income	11	3,252	2,717	1,553	1,887

Total Stockholders' Equity	143,059	66,982	69,419	71,668	79,015

Total Liabilities and Stockholders' Equity	$834,503	$915,961	$946,916	$959,558	$973,018
(a) Derived from audited consolidated financial statements.

CAPITAL RATIOS

Tangible equity to tangible assets	14.87%	7.25%	7.27%	7.41%	8.06%
Tangible common equity to tangible assets	11.87%	4.66%	4.80%	4.97%	5.65%
Tier 1 leverage ratio	10.68%	7.25%	7.52%	7.57%	8.35%
Tier 1 risk-based capital ratio	14.26%	9.39%	9.64%	9.74%	10.34%
Total risk-based capital ratio	15.27%	11.71%	11.92%	12.01%	12.57%

ASSET QUALITY RATIOS (in thousands)

	Successor Company	Predecessor Company
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010

Non accrual loans (a)	$-	$43,115	$39,105	$46,670	$30,569
Accruing loans > 90 days past due (a)	22,888	-	-	-	-
Total nonperforming loans	22,888	43,115	39,105	46,670	30,569
Other real estate owned & repossessions	9,422	13,643	13,491	14,113	15,524
Total nonperforming assets	$32,310	$56,758	$52,596	$60,783	$46,093
Allowance for loan losses to loans (b)	0.04%	3.67%	3.51%	3.60%	3.06%
Nonperforming loans to total loans	4.14%	7.00%	6.14%	7.15%	4.52%
Nonperforming assets to total assets	3.87%	6.20%	5.55%	6.33%	4.74%
Restructured not included in categories above	$-	$10,602	$7,221	$5,755	$7,540

	Nonperforming Loan Analysis
	Successor Company		Predecessor Company
	December 31, 2011		December 31, 2010
		Percentage		Percentage
	Nonperforming	of Total	Nonperforming	of Total
	Loans	Loans	Loans	Loans
Construction and A&D	$10,710	1.94%	$16,835	2.49%
Commercial real estate	6,101	1.10%	7,633	1.13%
Residential mortgage	4,148	0.75%	4,166	0.62%
Home equity lines and loans	1,128	0.20%	1,314	0.19%
Commercial and industrial	798	0.14%	616	0.09%
Consumer	3	0.00%	5	0.00%
Totals	$22,888	4.14%	$30,569	4.52%

(a)
Non accrual loans generally include loans for which full collection of principal and interest is not expected or loans past due greater than 90 days. Due to accounting for purchased impaired loans following the Piedmont Investment, all loans as of December 31, 2011 exhibiting these characteristics were included in an acquired loan pool and were therefore accreting interest based on the applicable pool yield.

(b)
The allowance for loan losses to total loans was eliminated in purchase accounting with the Piedmont Investment. All acquired loans were adjusted to fair value at that date, and the allowance for loan losses as of December 31, 2011 only represented estimates of incurred losses on loans originated subsequent to the Piedmont Investment. The allowance for loan losses to loans originated in the successor period totaled 1.74% as of December 31, 2011.

AVERAGE BALANCES, INTEREST AND YIELDS/COSTS (in thousands)

	Successor Company			Predecessor Company
	For the Period of			For the Period of
	November 19 through December 31, 2011			October 1 through November 18, 2011			For the Three Months Ended December 31, 2010
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earnings assets
Loan portfolio	$566,291	$4,252	6.23%	$614,298	$4,439	5.49%	$697,045	$10,020	5.70%
Investment securities*	105,784	313	2.61%	217,774	874	3.75%	189,922	1,689	4.28%
Fed funds and other interest-earning	193,594	45	0.19%	25,253	7	0.21%	21,468	9	0.17%
Total interest-earning assets	865,669	4,610	4.45%	857,325	5,320	4.95%	908,435	11,718	5.24%
Noninterest-earning assets	109,677			52,197			61,440
Total Assets	$975,346			$909,522			$969,875

Interest-bearing liabilities
Interest-bearing NOW	$147,061	183	1.03%	$144,658	221	1.16%	$141,015	791	2.23%
Money market and savings	114,529	93	0.67%	126,429	104	0.63%	133,767	354	1.05%
Time deposits	321,316	340	0.88%	335,555	991	2.25%	378,334	2,484	2.60%
Short-term borrowings	12,132	18	1.23%	8,000	20	1.90%	7,000	31	1.76%
Long-term debt	145,280	625	3.57%	149,748	718	3.65%	157,748	1,410	3.55%
Total interest-bearing liabilities	740,318	1,259	1.41%	764,390	2,054	2.04%	817,864	5,070	2.46%
Non-interest bearing deposits	83,687			73,432			62,364
Other liabilities	6,328			5,268			4,679
Total Liabilities	830,333			843,090			884,907
Stockholders' Equity	145,013			66,432			84,968
Total Liabilities & Stockholders' Equity	$975,346			$909,522			$969,875

Net interest income		$3,351			$3,266			$6,648
Interest rate spread			3.04%			2.91%			2.78%
Tax equivalent net interest-margin			3.24%			3.09%			3.03%

Percentage of average interest-earning assets to average interest-bearing liabilities			116.93%			112.16%			111.07%

* Shown as a tax equivalent yield

	Successor Company			Predecessor Company
	For the Period of			For the Period of
	November 19 through December 31, 2011			January 1 through November 18, 2011			For the Year Ended December 31, 2010
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest-earnings assets
Loan portfolio	$566,291	$4,252	6.23%	$665,970	$31,569	5.39%	$722,150	$43,420	6.01%
Investment securities*	105,784	313	2.61%	213,542	6,198	3.77%	193,819	7,326	4.37%
Fed funds and other interest-earning	193,594	45	0.19%	42,080	82	0.22%	15,255	34	0.22%
Total interest-earning assets	865,669	4,610	4.45%	921,592	37,849	4.78%	931,224	50,780	5.57%
Noninterest-earning assets	109,677			56,058			56,326
Total Assets	$975,346			$977,650			$987,550

Interest-bearing liabilities
Interest-bearing NOW	$147,061	183	1.03%	$154,108	2,161	1.59%	$121,589	3,061	2.52%
Money market and savings	114,529	93	0.67%	136,606	909	0.76%	132,053	1,503	1.14%
Time deposits	321,316	340	0.88%	374,158	7,444	2.26%	401,338	11,621	2.90%
Short-term borrowings	12,132	18	1.23%	5,592	78	1.59%	28,249	419	1.48%
Long-term debt	145,280	625	3.57%	158,785	4,853	3.48%	152,910	5,718	3.74%
Total interest-bearing liabilities	740,318	1,259	1.41%	829,249	15,445	2.12%	836,139	22,322	2.67%
Non-interest bearing deposits	83,687			68,535			58,889
Other liabilities	6,328			4,896			4,178
Total Liabilities	830,333			902,680			899,206
Stockholders' Equity	145,013			74,970			88,344
Total Liabilities & Stockholders' Equity	$975,346			$977,650			$987,550

Net interest income		$3,351			$22,404			$28,458
Interest rate spread			3.04%			2.66%			2.90%
Tax equivalent net interest-margin			3.24%			2.87%			3.18%

Percentage of average interest-earning assets to average interest-bearing liabilities			116.93%			111.14%			111.37%

* Shown as a tax equivalent yield

CONTACT:   Mr. Terry Earley
Chief Financial Officer
Crescent Financial Bancshares, Inc.
Phone: (919) 659-9015
Email: tearley@CrescentStateBank.com